UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2020

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Energy Recovery, Inc. (the “Company”) is relying on the U.S. Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934, as amended, Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Definitive Proxy Statement on Form DEF 14A (the “Proxy Statement”), including the information omitted from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 pursuant to General Instruction G(3) of the Form 10-K (the “Part III Information”), which it expects to include in the Proxy Statement, due to the circumstances related to the COVID-19 pandemic. In particular, COVID-19 has caused the Company’s office in San Leandro, California to close due to a stay at home order in place for California residents and it has closed its Katy, Texas office and issued a work from home policy to protect its employees and their families from potential virus transmission among co-workers. The office closures and work from home policy have in turn caused a delay in the completion of our Proxy Statement process and the Company is in the process of working on a remote basis to file the Proxy Statement, including the Part III Information, as quickly as possible. Notwithstanding the foregoing, the Company expects to file the Proxy Statement, including the Part III Information, no later than June 14, 2020 (which is 45 days from the Proxy Statement’s original filing deadline of April 29, 2020).

The Company is supplementing the risk factors previously disclosed in the Company’s Annual report on Form 10-K for the year ended December 31, 2019 with the following risk factor:

We have global operations and face risks related to health epidemics, including the Coronavirus/COVID 19 global pandemic, that could impact our results of operations.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, including the recent Coronavirus (“COVID-19”). Any outbreak of contagious diseases and other adverse public health developments could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to travel or to distribute our products, as well as temporary closures of our facilities or the facilities of our suppliers or customers. Any disruption of our suppliers or customers would likely impact our sales and operating results. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could impact our operating results.

Our business may suffer from the severity or longevity of the Coronavirus/COVID-19 global pandemic.

The Coronavirus (“COVID-19”) is currently impacting countries, communities and markets around the world. While to date, COVID-19 has not had a material impact on the Company, we cannot, at this time, predict whether COVID-19 will have a long term material impact on our financial condition and result of operations. If significant portions of our workforce are unable to work effectively due to illness, quarantines, government actions or orders, facility closures or other reasons in connection with the COVID-19 pandemic, our operations will likely be impacted. We may be unable to manufacture sufficient products to perform fully on our contracts and some of our costs may not be fully recoverable or adequately covered by insurance. The severity and longevity of the COVID-19 pandemic may also cause customers to suspend their decisions on using our products and/or services, and give rise to significant changes in regional and global economic conditions that could interfere with the planning and construction of large desalination plants, which we rely on. In addition, these changes may disrupt our supply chain. Any significant disruption to travel, including travel restrictions and other potential protective quarantine measures against COVID-19 by governmental agencies, may increase the difficulty and could make it impossible to deliver goods and/or provide services to our customers. While we have contingency plans to carry on essential operations, these may not be able to mitigate all of the potential impacts. The extent to which COVID-19 impacts our business, sales and results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	April 7, 2020	By:	/s/ William Yeung
William Yeung
General Counsel